UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2014

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)

As reported in a Current Report on Form 8-K filed by Ixia (“Ixia” or the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 5, 2014 (the “March Form 8-K”), on February 26, 2014, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) completed an internal investigation which included performing procedures to assess the Company’s recording of financial transactions and the corresponding impact on the Company’s financial reporting. Through the internal investigation and the Company’s own internal accounting review, the Company identified certain errors, as described below in this Item 4.02(a).

After accumulating and evaluating the identified errors, on April 11, 2014, the Company’s management and the Audit Committee concluded that the Company’s previously issued condensed consolidated financial statements contained in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 should no longer be relied upon, and should be restated due to the following errors:

•	For certain sales transactions, the Company entered into an extended maintenance and warranty arrangement that included a fixed fee to cover products owned by the customer at the date of execution of the arrangement as well as extended maintenance and warranty coverage for any additional products purchased by the customer over the multi-year term of the applicable arrangement. The Company improperly recognized product revenues when the additional products were shipped rather than deferring a portion of the consideration and recognizing the related revenues over the remaining term of the applicable fixed fee, multi-year extended maintenance and warranty arrangement.

•	For certain other sales transactions, the Company recognized product revenues prematurely (i) in advance of delivering certain product functionality or other deliverables that were committed to be provided to the customers or (ii) due to an incorrect assessment of certain multiple-element arrangement sales transactions which included professional services that were provided based on a purchase order separate from the product purchase order but that were negotiated concurrently with the customer.

•	The Company entered into a sales arrangement that included extended payment terms beyond the Company’s customary terms. Revenue for this transaction was incorrectly recognized when the products were shipped but should have been recognized when the payments became due.

The correction of the errors is expected to reduce total revenues by approximately $2.0 million and $4.5 million for the quarters ended March 31, 2013 and June 30, 2013, respectively. Further, the correction of the errors is expected to increase deferred revenues by approximately $2.0 million and $6.5 million as of March 31, 2013 and June 30, 2013, respectively. The Company’s restated condensed consolidated financial statements for the affected periods will also reflect the correction of errors related to the income tax effects of the revenue errors, as well as the correction of certain other tax items. The restatement will result in revenue recognition timing differences between quarterly periods and will not have any impact on the total revenue to be recognized over the life of the applicable arrangements. As part of the restatement process, the Company is continuing to assess the estimated errors identified above and will assess any other potential identified errors for correction as needed.

The Company plans to amend its previously filed Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 as soon as practicable and at or about the same time the Company files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (the “Third Quarter Form 10-Q”) and its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Form 10-K”).

In connection with the restatement of the Company’s previously issued condensed consolidated financial statements for the quarters ended March 31, 2013 and June 30, 2013, the Company’s management has reassessed its evaluation of the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting as of each of March 31, 2013 and June 30, 2013. Based on such reassessment and review, management has concluded, and the Company expects to report in its amended filing for each quarter, that due to the identified errors and material weaknesses identified in the Company’s internal controls, the Company did not maintain effective disclosure controls and procedures or effective internal control over financial reporting as of either March 31, 2013 or June 30, 2013.

The Audit Committee and the Company’s management have discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Item 4.02(a). The Company’s management has also discussed with PricewaterhouseCoopers LLP, the Company’s predecessor independent registered public accounting firm, the matters disclosed in this Item 4.02(a) as they pertain to the Company’s consolidated financial statements for the quarter ended March 31, 2013.

FORWARD-LOOKING STATEMENTS

Certain statements made in this Form 8-K are forward-looking statements, including, without limitation, statements regarding the expected impact of the identified errors on the Company’s previously issued consolidated financial statements, the manner in which the Company will effect the restatements in its filings with the SEC and the anticipated timing of the filing with the SEC of the Amended Quarterly Reports, the Third Quarter Form 10-Q and the 2013 Form 10-K (collectively, the “SEC Filings”). In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect the Company’s current intent, belief and expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include risks that the completion and filing of the SEC Filings will take longer than anticipated, and that prior to making the SEC Filings the Company will identify additional issues or considerations that relate to such filings, such as additional errors in the Company’s accounting practices that would require adjustments to the Company’s previously issued financial statements. Factors that may cause future results to differ materially from our current expectations also include those identified in our Annual Report on Form 10-K for the year ended December 31, 2012 and in our other filings with the SEC. There can be no assurance that the final impact of the restatement and the effect of the changes in our accounting practices will not differ materially from our expectations as described herein or that any other information set forth herein regarding the restatement will not change materially before we complete the filing of our restated consolidated financial statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: April 17, 2014	By:	/s/ Brent Novak
Brent Novak
Acting Chief Financial Officer and Senior Vice President, Finance